Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Ramsey Hamadi

Senior Executive Vice President, Chief Financial Officer

(336) 369-0900

ramsey.hamadi@newbridgebank.com

NewBridge Bank Announces Realignment of Retail Banking Resources and the Appointment of Laura Bailey, Senior Vice President, Retail Sales Manager

GREENSBORO, N.C., April 21 – NewBridge Bank, the principal subsidiary of NewBridge Bancorp (NASDAQ: NBBC), announced today a realignment of retail banking resources and the appointment of Laura Bailey as Senior Vice President and Retail Sales Manager. These changes follow a comprehensive review to determine how to best meet the needs of new and existing retail clients who increasingly depend on online and mobile banking platforms.

“Our goal is to improve the versatility of our sales team while providing clients with better technology and an improved suite of products,” said Pressley A. Ridgill, president and chief executive officer. “We are replacing our traditional branch staffing model of one manager surrounded by client service representatives with a simplified structure consisting entirely of client service managers. Client service managers will report to local retail banking managers who oversee several branches within a designated market. Traditional branch operations that do not impact clients will be centralized within the support areas of the Bank to free our retail banking professionals to focus exclusively on client engagement.”

Ridgill continued, “We believe modern banking will continue to evolve as a result of the dynamic needs of the consumer. Branch transactions will decline as clients complete their day-to-day banking through digital channels such as mobile banking and payments. However, in-depth conversations will increase as clients look to their retail banking professionals for trusted advice and custom financial solutions. To meet these needs, our client service managers will be cross-trained to provide universal service. They will be able to perform transactions for clients who prefer branch banking, but they will also be financial experts prepared to engage and educate which will empower clients to choose the financial solutions that best meet their needs.”

The appointment of Bailey represents a newly created position. She will be responsible for the integration of all marketing, sales and client support for the Bank’s retail banking line of business. Bailey joins the Bank with over 15 years of sales and service leadership experience, primarily with a large financial institution. She recently led a sales team consisting of 38 retail locations and over 300 team members in the Piedmont Triad and Triangle regions of N.C. In addition, Ann Warren and Nicky Casteen have also been promoted to retail banking manager to help manage regional operations in North Davidson and Brunswick Counties, respectively. Over time, these changes will result in an estimated 5% reduction in the Company’s work force.

About NewBridge Bancorp

NewBridge Bancorp is the bank holding company for NewBridge Bank, a full-service, state-chartered community bank headquartered in Greensboro, North Carolina. The stock of NewBridge Bancorp trades on the NASDAQ Global Select Market under the symbol “NBBC.”

NewBridge Bank is one of the largest community banks in the Piedmont Triad Region of North Carolina and the state. NewBridge Bank serves small to midsize businesses, professionals and consumers with a comprehensive array of financial services, including retail and commercial banking, private banking, wealth management and mortgage banking. NewBridge Bank currently has assets of approximately $2.4 billion with 40 branches and several loan production offices throughout North Carolina.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of NewBridge and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of NewBridge’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates and expectations regarding the acquisitions of Security Savings Bank and CapStone Bank and the general business strategy of engaging in bank acquisitions. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in NewBridge’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

Investors may contact:

Ramsey Hamadi, Chief Financial Officer	336-369-0975
Richard Cobb, Controller & Chief Accounting Officer	336-369-0914